Exhibit 5.2

AUTHORISED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY

SRA NO. 223597

21 TUDOR STREET • LONDON EC4Y 0DJ • DX 67 LONDON/CHANCERY

TELEPHONE: 020.7039.5959 • FACSIMILE: 020.7039.5999

Your Ref	DDS/JP016101/303429-610043

E-mail	dsalvest@jonesday.com

Direct	020 7039 5115

Date	21 October 2019

LII Mexico Holdings Ltd.

21 Holborn Viaduct

London, United Kingdom

EC1A 2DY

Re: Registration Statement on Form S-3 Filed by, among others, Lennox International Inc. (the “Issuer”) and LII Mexico Holdings Ltd. relating to the Registration (as defined below)

Ladies and Gentlemen:

We have acted as English counsel to LII Mexico Holdings Ltd., a private limited company organized under the laws of England and Wales (the “Company”) in connection with the Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Registration Statement relates to the registration (the “Registration”) under the US Securities Act of 1933 (the “Securities Act”) of securities that may be issued by the Issuer and certain of its subsidiaries (including the Company) from time to time, including debt securities that may be issued by the Issuer (the “Debt Securities”). The Issuer may issue the Debt Securities from time to time in one or more series pursuant to (i) in the case of senior debt securities, the indenture, dated as of May 3, 2010 between the Issuer and U.S. Bank National Association, as trustee (as amended, supplemented or otherwise modified, the “Senior Indenture”) and (ii) in the case of subordinated debt securities, a subordinated indenture to be entered into between the Issuer and a trustee to be named therein (as amended, supplemented or otherwise modified, the “Subordinated Indenture”, together with the Senior Indenture, the “Indentures” and each an “Indenture”). The Debt Securities, if issued by the Issuer, may be fully and unconditionally guaranteed on a joint and several basis by the guarantors named in the Registration Statement, including the Company (the “Guarantees”).

1.	SCOPE OF REVIEW AND RELIANCE

The following agreements and other related documents have been examined (items (a) through (e), inclusive, are referred to herein, collectively, as the “Opinion Documents”):

(a) a form of each of the Indentures included as an exhibit to the Registration Statement (including the forms of Debt Securities set out in the Indentures and the Guarantees);

(b) a copy of the Articles of Association of the Company certified to us by a director of the Company as being complete and correct and in full force and effect as of the date hereof (the “Articles of Association”);

A LIST OF PARTNERS AND THEIR PROFESSIONAL QUALIFICATIONS IS AVAILABLE AT

21 TUDOR STREET • LONDON, EC4Y 0DJ.

AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS • DETROIT DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID • MELBOURNE MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MOSCOW • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH • SAN DIEGO SAN FRANCISCO • SÃO PAULO • SAUDI ARABIA • SHANGHAI • SILICON VALLEY SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

Continued 2

(c) a certified copy of written resolutions of the board of directors of the Company dated 11 October 2019 in which the directors of the Company, amongst other things, adopted resolutions (the “Resolutions”) relating to the Opinion Documents;

(d) a certified copy of written resolutions of the board of directors of the Issuer dated 19 September 2019 in which the directors of the Issuer, amongst other things, adopted resolutions (the “Issuer Resolutions”) relating to the Opinion Documents;

(e) the Registration Statement; and

originals or copies (certified or otherwise) of such other documents as we have considered relevant to the rendering of this opinion.

2.	ASSUMPTIONS

We have assumed that, so far as the laws of every jurisdiction other than England and Wales are concerned, all restrictions, laws, guidelines, regulations or reporting requirements that apply to an Indenture, any issue of Debt Securities thereunder, and any Guarantees have been or will be complied with and that such laws do not qualify or affect our opinion as set out below.

We have also made the following assumptions, which we have not independently verified or established and on which we express no opinion:

(a) insofar as any obligation falls to be performed in any jurisdiction outside England, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

(b) all signatures on the executed documents which, or copies (whether photocopies, certified copies, facsimile copies or electronic copies) of which, we have examined are genuine and that such copies confirm to the original documents executed;

(c) each of the parties to the Opinion Documents, other than the Company, is able lawfully to enter into such Opinion Documents;

(d) the execution and delivery of the Opinion Documents have been or will be duly authorised by each of the parties thereto, other than the Company, and that such documents have been or will be duly executed and delivered by such parties, other than the Company;

(e) each of the parties to the Opinion Documents who is carrying on, or purporting to carry on, any regulated activity in the United Kingdom is an authorised person permitted to carry on that relevant regulated activity or an exempt person in respect of that regulated activity under the Financial Services and Markets Act 2000 (the “FSMA”) and no such agreement was or will be entered into in consequence of a communication made in breach of section 21(1) of the FSMA;

(f) the Debt Securities will be issued pursuant to an Indenture, in a form approved by us that has been authorized, executed and delivered by (i) in the case of the Senior Indenture, the Issuer and U.S. Bank National Association and (ii) in the case of the Subordinated Indenture, the Issuer and one or more entities selected by the Issuer to act as trustee, and the Debt Securities will be duly prepared and completed in accordance with the provisions and arrangements contained or described in the applicable Indenture and will be in the form of the Debt Securities as provided for and set out in the applicable Indenture;

Continued 3

(g) the Articles of Association of the Company, which we have examined, are those in force and that the Resolutions of the Company and the Issuer Resolutions which we have examined have not been amended, rescinded, modified or revoked and are in full force and effect and the certifications referred to in 1(b) to (e) above are true and accurate;

(h) the Guarantees will not cause any limit on borrowings to which the Company is subject to be exceeded;

(i) the absence of any other arrangements between any of the parties to the Opinion Documents which modify or supersede any of their terms;

(j) the Company is neither an authorised person nor an exempt person in relation to the regulated activity of accepting deposits under the FSMA;

(k) no request will be made to admit any Debt Securities to trading on a regulated market situated or operating in the United Kingdom;

(l) no steps have been, or will be, taken to have the Registration Statement treated as an approved prospectus under section 87H of the FSMA; and

(m) all documents presented to us as originals are true and accurate and all documents submitted to us as copies conform with the originals and that any documents in draft form which we have examined for the purposes hereof will not change when in final form in such a way as could affect our opinion herein.

3.	LIMITATIONS

Our opinion is confined solely to English law.

The Indentures, the Debt Securities, and the Guarantees will be governed by the laws of the State of New York. We have made no investigation of such laws and do not express or imply any opinion on such laws. In addition, we have assumed that, so far as the laws of the State of New York and US securities laws are concerned, the Indentures, the Debt Securities, and the Guarantees will, on issue in accordance with the relevant Indenture, constitute legal, valid and binding obligations of the Company and that such laws do not qualify or affect our opinion as set out below.

4.	OPINIONS

4.1 The Company is a private limited company duly incorporated in England and Wales under the Companies Act 2006.

4.2 The Company has corporate power to enter into and perform its obligations and to issue and perform its obligations under the Guarantees.

4.3 The Guarantees have been duly authorized by the Company and, so far as English law is concerned, when (a) the Registration Statement has become effective under the Securities Act and (b) the Debt Securities have been duly executed by the Issuer and authenticated in accordance with the terms of the applicable Indenture and delivered in the manner provided in the applicable Indenture, there is no reason why the obligations assumed by the Company under the applicable Guarantees should not constitute legal, valid, binding and enforceable obligations of the Company.

Continued 4

5.	QUALIFICATIONS

Nothing in this opinion shall be taken as implying that an English court would exercise jurisdiction in any proceedings relating to an Indenture, the Debt Securities, or the Guarantees, or accordingly that any remedy would be available in England for the enforcement of obligations arising under an Indenture, the Debt Securities or the Guarantees.

This opinion is subject to the following:

(a) There could be circumstances in which an English court would not treat as conclusive those certificates and determinations which an Indenture, the Debt Securities, or the Guarantees state are to be so treated.

(b) Any provision in an Indenture, the Debt Securities, or the Guarantees which involves an indemnity for the costs of litigation is subject to the discretion of the court to decide whether and to what extent a party to litigation should be awarded the costs incurred by it in connection with the litigation.

(c) Any provision in any agreement or deed which amounts to an undertaking to assume the liability on account of the absence of payment of stamp duty or an indemnity to pay stamp duty may be void.

(d) As used in this opinion, the term enforceable means that each obligation or document is of a type and form enforced by the English courts. It is not certain, however, that each obligation or document will be enforced in accordance with its terms in every circumstance, enforcement being subject to, inter alia, the nature of the remedies available in the English courts, the acceptance by such courts of jurisdiction, the power of such courts to stay proceedings, the fact that claims may be time-barred or subject to defences of set-off or counterclaim, and other principles of law and equity of general application.

(e) The opinions set out above are subject to (i) all applicable limitations arising from bankruptcy, insolvency, liquidation, administration, reorganisation, moratorium, reconstruction or similar laws and (ii) all applicable general principles of law affecting the rights of contractual parties and/or creditors generally.

(f) The Registration Statement has been prepared by, among others, the Issuer and the Company, which have accepted responsibility for the information contained therein. We have not investigated or verified the truth or accuracy of the information contained in the Registration Statement, nor have we been responsible for ensuring that no material information has been omitted from it.

(g) The effectiveness of terms exculpating a party from a liability or duty otherwise owed is limited by law.

(h) There is doubt as to the enforceability in England and Wales of US judgments in respect of civil judgments predicated purely on US securities law.

Continued 5

(i) No account has been taken in this opinion of the future exercise of powers by the UK Government pursuant to section 5(4) of the Protection of Trading Interests Act 1980.

(j) Insofar as any obligation under an Indenture, the Debt Securities, or the Guarantees is to be performed in any jurisdiction other than England and Wales, an English court may have to have regard to the law of that jurisdiction in relation to the manner of performance and the steps to be taken in the event of defective performance.

(k) We express no opinion as to whether specific performance, injunctive relief or any other form of equitable remedy would be available in respect of any obligation of the Issuer or the Company under or in respect of an Indenture, the Debt Securities, or the Guarantees.

This opinion, which shall be construed in accordance with English law, is given to the Issuer in connection with the registration under the Securities Act of the Guarantees.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus that is a part of the Registration Statement. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the US Securities and Exchange Commission thereunder.

This opinion is given on the basis of English law in force and applied by English courts at the date of this opinion and on the basis that there has been no amendment to, or termination or replacement of, any of the documents examined by us and no change in any of the facts assumed by us for the purposes of giving this opinion. It is also given on the basis that we have no obligation to notify any addressee of this opinion of any change in English law or its application after the date of this opinion.

Yours faithfully,

/s/ Jones Day